                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 30, 1997



                            JONES INTERCABLE, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)



      Colorado                       1-9953                 84-0613514
      --------                       ------                 ----------
(State of Organization)       (Commission File No.)       (IRS Employer
                                                        Identification No.)


P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------              --------------
(Address of principal executive office and Zip Code)       (Registrant's
                                                            telephone no.
                                                         including area code)
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Item 5.   Other Events
          ------------

          On June 30, 1997, Jones of Wisconsin, Inc., a wholly owned subsidiary of Jones Intercable, Inc., a Colorado corporation ("Intercable"), purchased the cable television system serving subscribers in Manitowoc, Wisconsin (the "Manitowoc System") from Cable TV Joint Fund 11, a general partnership which is owned by the four Cable TV Fund 11 limited partnerships, for approximately $16,000,000. The sale was approved by the holders of a majority of the limited partnership interests of the four Cable TV Fund 11 limited partnerships. Intercable is the general partner of each of the four Cable TV Fund 11 limited partnerships, and Intercable will receive from the net sale proceeds distributed to the four Cable TV Fund 11 limited partnerships general partner distributions totaling approximately $4,556,312. Intercable used cash on hand to acquire the Manitowoc System.

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Item 7.  Financial Statements and Exhibits
         ---------------------------------

       a.    Not required.

       b.    Not required.

       c. Asset Purchase Agreement dated September 5, 1995 between Cable TV Joint Fund 11 and Jones Intercable, Inc. is incorporated by reference from the Current Report on Form 8-K of Jones Intercable, Inc. dated September 8, 1995.

             Amendment to Asset Purchase Agreement dated September 30, 1996 between Cable TV Joint Fund 11 and Jones Intercable, Inc. is incorporated by reference from the Annual Report on Form 10-K for year ended December 31, 1996 of Cable TV Fund 11-A, Ltd. (Commission File No. 11910).

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 JONES INTERCABLE, INC.,
                                                 a Colorado corporation


Dated:  July 11, 1997                            By:  /s/ Elizabeth M. Steele
                                                      -----------------------
                                                      Elizabeth M. Steele
                                                      Vice President, General
                                                      Counsel and Secretary

(31055)

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